UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2003

NEW YORK COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31565	06-1377322
(State or other jurisdiction of	Commission File Number	(I.R.S. Employer Identification No.)
incorporation or organization)

615 Merrick Avenue, Westbury, New York 11590
(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 683-4100

Not applicable
(Former name or former address, if changed since last report)

CURRENT REPORT ON FORM 8-K

Item 1.	Changes in Control of Registrant

Not applicable.

Item 2.	Acquisition or Disposition of Assets

Not applicable.

Item 3.	Bankruptcy or Receivership

Not applicable.

Item 4.	Changes in Registrant’s Certifying Accountant

Not applicable.

Item 5.	Other Events

Not applicable.

Item 6.	Resignations of Registrant’s Directors

Not applicable.

Item 7.	Financial Statements and Exhibits

(a)	No financial statements of businesses acquired are required.

(b)	No pro forma financial information is required.

(c)	Attached as an exhibit is the text of a written presentation that has been updated to reflect the Company’s 4-for-3 stock split on May 21, 2003, and that the Company intends to make available and distribute to current and prospective investors, and to post on its web site, beginning on May 28, 2003.

Item 8.	Change in Fiscal Year

Not applicable.

Item 9.	Regulation FD Disclosure

Beginning on May 28, 2003, the Company intends to make available and distribute to current and prospective investors, and to post on its web site, a written presentation which has been updated to reflect its 4-for-3 stock split on May 21, 2003. The presentation discusses the Company’s current and historic performance and strategies, and split-adjusts the Company’s diluted GAAP projections for 2003.

Item 10.	Amendments to the Registrant’s code of Ethics, or Waiver of a Provision of the Code of Ethics

Not applicable.

Item 11.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

Not applicable.

Item 12.	Results of Operations and Financial Condition

Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 28, 2003 Date	NEW YORK COMMUNITY BANCORP, INC. /s/ Joseph R. Ficalora Joseph R. Ficalora President and Chief Executive Officer

EXHIBIT INDEX

99.1	Written presentation which was updated to reflect the Company’s 4-for-3 stock split on May 21, 2003 and which will be made available and distributed to current and prospective investors, and posted on the Company’s web site, beginning on May 28, 2003.